SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

     [   ]  Preliminary Proxy Statement
     [ X ]  Definitive Proxy Statement
     [   ]  Definitive Additional Materials
     [   ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule
            14a-12

              DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
_________________________________________________________________
             (Name of Registrant as Specified In Its Charter)

___________________________________________________________________
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2).
[   ]  $500 per each party to the controversy pursuant to Exchange
        Act Rule 14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-
        6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:___________________________________________________________

    2) Aggregate number of securities to which transaction applies:___________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11________________________

    4) Proposed maximum aggregate value of transaction:
        __________________________________________________________________

          Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: ________________________________
     2)  Form, Schedule or Registration Statement No.:_____________
     3)  Filing Party: ___________________________________________
     4)  Date Filed:  ____________________________________________

              DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
           16910 Dallas Parkway, Suite 100, Dallas, Texas 75248

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints KEVIN B. HALTER and KEVIN B. HALTER, JR. and each of them as proxies with power of substitution to vote all shares of Digital Communications Technology Corporation (the "Company") which the undersigned is entitled to vote at an Annual Meeting of Stockholders on December 5, 1995, at the Company's offices at 16910 Dallas Parkway, Suite 100, Dallas, Texas at 2:00 p.m., or any adjournment thereof, with all the powers the undersigned would have if personally present as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

     1. To elect four directors to hold office until the next annual election of directors by stockholders or until their respective successors have been duly elected and qualified.

          A.  [  ]  FOR the nominees listed below
          B.  [  ]  WITHHOLD AUTHORITY to vote for all nominees
                     listed below
          C.  [  ]  FOR ALL NOMINEES EXCEPT:

     Instructions: To withhold authority to vote for (an) any individual(s), choose C and write in the name of the nominee(s) on this line _______________________________________________________.
Nominees: Kevin B. Halter, Kevin B. Halter, Jr., Gary C. Evans and
          James Smith

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors to examine the accounts of the Company for the fiscal year ending June 30, 1996.

          FOR            AGAINST             ABSTAIN

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors recommends a vote FOR the above proposals.

     This proxy will be voted in accordance with stockholder specifications. Unless directed to the contrary, this proxy will be voted FOR Items 1 and 2. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

Date:  November 14, 1995
_________________________________
         (Signature)


_________________________________



_________________________________
     (Please print your name)

(Please sign name as fully and exactly as it appears opposite.
When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.)

PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT THE ADDRESS
STATED ABOVE.

               DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
                      16910 Dallas Parkway, Suite 100
                            Dallas, Texas 75248

                         NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS


     The Annual Meeting of Stockholders of Digital Communications
Technology Corporation (the "Company") will be held at the Company's offices at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248, on December 5, 1995 at 2:00 p.m., local time, for the following purposes:

     1. To elect four directors to hold office until the next annual election of directors by stockholders or until their respective successors have been duly elected and qualified;

     2. To ratify the appointment of independent auditors to examine the accounts of the Company for the fiscal year ended June 30, 1996; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on November 2, 1995 are entitled to notice of and to vote at this Annual Meeting of Stockholders or any adjournment thereof. The stock transfer books of the Company will remain open.

     We hope that you attend the Annual Meeting in person, but in any event you are urged to mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be voted in accordance with your wishes. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

                    By Order of the Board of Directors,

                      /s/ Kevin B. Halter, Jr.

                          Kevin B. Halter, Jr.
                               Secretary

                             Dallas, Texas
                           November 14, 1995


     A RETURN OF A BLANK EXECUTED PROXY WILL BE DEEMED A VOTE IN
FAVOR OF THE PROPOSALS DESCRIBED HEREIN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY.

              DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
                      16910 Dallas Parkway, Suite 100
                            Dallas, Texas 75248

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held December 5, 1995

     This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Digital Communications Technology Corporation (the "Company") on or about November 14, 1995 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 5, 1995 at 2:00 p.m., local time, at the Company's offices at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248, and any adjournment thereof.

     The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the Annual Meeting and this Proxy Statement. This Proxy Statement and the related form of proxy are being mailed on or about November 14, 1995 to all stockholders of record on November 2, 1995. Shares of the Company's common stock, par value $.0002 (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a stockholder. As to the election of directors, a stockholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the stockholder in the appropriate area. See "Proposal One: Election of Directors" below. With respect to the other proposal, a stockholder may, by checking the appropriate box on the proxy: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" from voting on the proposal.

     THE PRINCIPAL STOCKHOLDER OF THE COMPANY, S.O.I. INDUSTRIES, INC., AS OF SEPTEMBER 29, 1995, BENEFICIALLY OWNED APPROXIMATELY 46% OF THE ISSUED AND OUTSTANDING COMMON STOCK AND HAS ADVISED THE COMPANY OF ITS INTENTION TO VOTE SUCH SHARES IN FAVOR OF PROPOSALS ONE AND TWO.

     Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing and delivering a proxy bearing a later date; or (iii) appearing at the Annual Meeting and voting in person.

     The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or in person.

     If the proxy in the accompanying form is properly executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions thereon. If no instructions are given on the matters to be acted upon, the shares represented by the proxy will be voted: (i) for the election of directors nominated herein; (ii) for the ratification of the appointment of independent auditors named herein; and (iii) in the discretion of the proxyholders on any business as may properly come before the meeting or any adjournment thereof.

     A RETURN OF A BLANK EXECUTED PROXY WILL BE DEEMED A VOTE IN
FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

                           VOTING RIGHTS

     Only holders of record of outstanding shares of Common Stock of the Company at the close of business on November 2, 1995 are entitled to one vote for each share held on all matters coming before the Annual Meeting. There were approximately 5,961,188 shares of Common Stock outstanding and entitled to vote on November 2, 1995.

                          METHOD OF VOTING

     To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. Approval of Proposal Two will require the affirmative vote of the holders of the majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy. Abstentions will have the effect of a vote against the proposal. Non-votes (as defined below) will have no effect on the voting of any of the proposals. A "non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.




        SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of September 29, 1995 with regard to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) by the officers, directors and key employees of the Company individually and (iii) by the officers and directors as a group.

                            Number of Shares
                           Beneficially Owned          Percent

S.O.I. Industries, Inc.
16910 Dallas Parkway #100
Dallas, Texas 75248           2,730,870                   46%


Jack D. Brown, Jr.               68,850                    1%


Jim N. Weinberg                  65,503                    1%


Sanford M. Whitman               12,404                  <F1>


All directors and officers
as a group (6 persons)          146,757                  2.5%

<F1> less than 1%

                    PROPOSAL ONE: ELECTION OF DIRECTORS

     Each of the persons set forth below (see " -- Nominees for Election as Directors") has been nominated for election to the Board of Directors, to serve for a term of one year until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. The shares represented by proxies will be voted as specified by the stockholder. If a stockholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other person as the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason.

Nominees for Election as Directors

     The following sets forth certain information regarding the nominees for election to the Company's Board of Directors and the Company's executive officers:



Name                          Age            Position
----                          ---            --------
Jack D. Brown, Jr.             38            President
Kevin B. Halter                60            Chief Executive
                                             Officer and
                                             Chairman of the Board
Jim N. Weinberg                39            Executive Vice
                                             President
Sanford M. Whitman             61            Vice President, Chief
                                             Financial Officer,
                                             Treasurer and
                                             Assistant Secretary
Kevin B. Halter, Jr.           35            Vice President,
                                             Secretary and Director
Gary C. Evans                  38            Director
James Smith                    58            Director

     Set forth below is a description of the backgrounds of the executive officers and directors of the Company.

     Jack D. Brown, Jr. has served as President and a Director of the Company since its inception in 1987. From 1981 to 1987, he was employed as Creative Director for Slides and Video Services, Inc., a production and duplication film company.

     Kevin B. Halter has served as Chief Executive Officer and Chairman of the Board of DCT since January 1994 and as President, Chief Executive Officer and Chairman of the Board of SOI since June 28, 1994. Mr. Halter also served as Vice Chairman of the Board of SOI from January 1994 to June 28, 1994. Mr. Halter also serves as Chairman of the Board of Directors of American Quality Manufacturing Corporation, a subsidiary of SOI ("AQM"). In addition, Mr. Halter has served as Chairman of the Board and Chief Executive Officer of Halter Capital Corporation ("HCC"), a privately-held investment and consulting company, since 1987. From 1987 until October 1992, Mr. Halter was a director and officer of Halter Venture Corporation, a publicly-held company based in Dallas, Texas. Mr. Halter is the father of Kevin B. Halter, Jr.

     Jim N. Weinberg has served as Executive Vice President and a Director of the Company since its incorporation in 1987. From 1978 to 1987, he was the owner of Television Production Services, Inc., a video production company specializing in national television commercials and sporting events.

     Sanford M. Whitman has served as Chief Financial Officer of the Company since 1992 and as Vice President, Treasurer and Assistant Secretary since January 1994. Mr. Whitman has also served as Chief Financial Officer of SOI since 1992 and has served as Vice President, Treasurer and Assistant Secretary of SOI since January, 1994. Mr. Whitman has also held these offices in American Quality Manufacturing Corporation since March 1995. Mr. Whitman served as Controller of U.S. Brass Corporation from 1979 to 1988 and as Chief Financial Officer of the Roberts Group from 1990 through 1992. Mr. Whitman was an independent consultant from 1989 through 1990.

     Kevin B. Halter, Jr. has served as Vice President, Secretary and director of the Company since January 1994. Mr. Halter has also served as Secretary, Treasurer and director of SOI and AQM since February 1994. He is also the President of Securities Transfer Corporation, a registered stock transfer company, a position he has held since 1987. Mr. Halter is also Vice President and Secretary of HCC. Mr. Halter also served as a director and officer of Ceetac Corporation, a publicly-held company, from the Spring of 1991 until September 1991. Mr. Halter is the son of Kevin B. Halter.

     Gary C. Evans currently serves as a director of the Company. Mr. Evans has served as President and Chief Executive Officer of Magnum Petroleum, Inc., an American Stock Exchange company, since July of 1995. Mr. Evans has served as Chairman of the Board, President and Chief Executive Officer of Hunter Resources, Inc. (formerly Intramerican Corporation) since September 1992, prior to it being acquired by Magnum Petroleum, Inc. Mr. Evans also served as President, Chief Operating Officer and director of Hunter Resources, Inc. from December 1990 to September 1992. He was President and Chief Executive Officer of Sunbelt Energy, Inc. (the predecessor to Hunter Resources, Inc.) and its subsidiaries from 1985 to December 1990. Mr. Evans is President and Chief Executive Officer of Gruy Petroleum Management Co., Magnum Hunter Production, Inc. and Hunter Gas Gathering, Inc., wholly-owned subsidiaries of Magnum Petroleum, Inc. Mr. Evans was Vice President and Manager of the Southwestern region of the Energy division of Mercantile Bank of Canada for four years prior to forming Sunbelt Energy, Inc.

     James Smith has served as a director of the Company since March 1995. Mr. Smith has served as President of Pension Analysis Bureau, Inc., a consulting firm specializing in the administration of company retirement and profit sharing plans, since 1993. Mr. Smith also served as Vice President of Pension Analysis Bureau, Inc. from 1988 to 1992.

     All directors of the Company hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Executive officers are elected by the Company's Board of Directors to hold office until their respective successors are elected and qualified.

     The full Board of Directors met or unanimously voted on resolutions six times during fiscal year 1995. Each of the directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Board of Director Committee meetings or consents held or acted upon during fiscal year 1994.

     The Company's Bylaws provide that directors may be paid their expenses, if any, and may be paid a fixed sum for attendance of each Board of Directors meeting.

Committees of the Board of Directors

     The Board of Directors has two committees, an Audit Committee and a Compensation Committee, each composed of at least two independent directors. The Audit Committee, composed of Kevin B. Halter, Gary C. Evans and James Smith, recommends the annual appointment of the Company's auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments and related fees, accounting principals used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee, composed of Kevin B. Halter, Gary C. Evans and James Smith, will administer the Company's ESOP and 1988 Employee Stock Option Plan and make recommendations to the Board of Directors regarding compensation for the Company's executive officers.

Executive Compensation

     The following table sets forth the cash and non-cash compensation paid by the Company to its President for the fiscal year ended June 30, 1995, 1994 and 1993. None of the Company's other executive officers and directors received cash or non-cash compensation in excess of $100,000 for the fiscal year ended June 30, 1995.


                                                        Long Term Compensation
                                                      Awards              Payouts
                 Annual Compensation
(a)              (b)       (c)    (d)       (e)        (f)         (g)       (h)          (i)
Name                                       Other
and                                        Annual   Restricted
Principal                                  Compen-    Stock      Options/   LTIP        All Other
Position         Year    Salary  Bonus     sation     Awards      SARs(#)   Payouts   Compensation
__________________________________________________________________________________________________
Jack D. Brown    1995   $85,000    -          -         -           -          -            -
President        1994   $64,667 $50,000   $15,217       -           -          -            -
                 1993   $60,008 $52,940       -         -           -          -            -

      In 1990 and 1993, the Company granted Mr. Brown options to purchase up to 50,000 and 50,000 shares of Common Stock, respectively. The stock options are presently fully vested. The 1990 stock options were exercised at an exercise price of $1.50 per share. Based on the last reported sales price of the Common Stock on September 29, 1995, the aggregate dollar value of the remaining option is $25,000.


                                                              Value of
                                          Number of          unexercise
                                         unexercised        in-the-money
                                         options/SARS       options/SARS
                                          at fiscal           at fiscal
                Shares                   year end (#)       year end (#)
             acquired on     Value       exercisable/       exercisable/
Name           exercise     realized      unexercisable      unexercisable
(a)              (b)          (c)             (d)                (e)
--------------------------------------------------------------------------
Jack D. Brown  50,000      $43,750        50,000/ -0-         $31,250/ -0-


Outside directors each received compensation for attending
Board meetings during the fiscal year ended June 30, 1995 in the amount of $3000. Such compensation was payable in common stock of the Company.

Employment Agreements

The Company has an employment agreement with Jack D. Brown, Jr. The agreement with Mr. Brown is for a term of 3 years commencing July 1, 1994 and provides for a salary of $85,000 per annum. In addition, Mr. Brown receives the same benefits as other employees of the Company and reimbursement for expenses incurred on behalf of the Company. The employment agreement also contains, among other things, covenants by Mr. Brown that in the event of termination for cause, he will not associate with a business that competes with the Company for a period of one year after cessation of employment. The employment agreement also provides for a bonus arrangement based on the following formula: a bonus not to exceed 3.5% of the net operating profits before taxes and any income/loss arising from investments or extraordinary items.


1990 Employee Stock Option Plan

On January 25, 1990, the Company's Board of Directors adopted the 1990 Employee Stock Option Plan (the "Plan").

The administration of the Plan rests with the Compensation Committee (the "Committee"). Subject to the express provisions of the Plan and the Board of Directors, the Committee shall have complete authority in its discretion to determine those employees to whom, and the price at which options shall be granted, the option periods and the number of shares of Common Stock to be subject to each option. The Committee shall also have the authority in its discretion to prescribe the time or times at which the options may be exercised and limitations upon the exercise of options (including limitations effective upon the death or termination of employment of the optionee), and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of options. In making such determinations, the Committee may take into account the nature of the services rendered by respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant.

An option may be granted under the Plan only to an employee of the Company or its subsidiaries. The Plan made available for option 800,000 shares (as adjusted for a one for eight reverse split) of the Company's Common Stock.

If an optionee ceases to be employed by the Company or any of its subsidiaries, his or her options shall terminate immediately; provided, however, that if an optionee's cessation of employment with the Company and its subsidiaries is due to his death or retirement with the consent of the Company or any of its subsidiaries, the optionee may, at any time within twelve months in the event of death, or three months after such cessation of employment, exercise his options to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any option be exercisable more than five years from the date it was granted.

The term of each option granted under the Plan will be for such period not exceeding five years as the Committee shall determine. Each option granted under the Plan will be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the option agreement evidencing such option. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an option may be exercised in the event of the death of the optionee or in the event the optionee leaves the employ of the Company or has his employment terminated by the Company. The purchase price for shares of Common Stock under each option shall be determined by the Committee at the time of the option's issuance and may be less than the fair market value of such shares on the date on which the options are granted. The agreements evidencing the grant of options may contain other terms and conditions, consistent with the Plan, that the Committee may approve.

S.O.I. Industries, Inc. Employee Stock Ownership Plan

The Company participates in the SOI Employee Stock Ownership
Plan ("ESOP"). The ESOP provides retirement benefits to substantially all employees. The ESOP is a qualified employee benefit plan exempt from taxation under the Internal Revenue Code of 1986, as amended. There are 800,000 shares of SOI common stock in the ESOP.

On January 7, 1991, the Employee Stock Ownership Trust (the "ESOT") purchased the 800,000 shares of SOI common stock from an officer and director of SOI, Mr. Donald Courtney. The ESOT is entitled to vote on all matters presented to holders of common stock, voting together as a class.

         PROPOSAL TWO:  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                              AUDITORS

     The Board of Directors of the Company has appointed the accounting firm of Coopers & Lybrand L.L.P. as independent auditors of the Company for its fiscal year ended June 30, 1996, and is submitting such selection to the Company's stockholders for their ratification. The Board of Directors recommends that such appointment be approved by the stockholders. If the foregoing proposal is not approved, or if Coopers & Lybrand L.L.P. declines to act or otherwise becomes incapable of performing, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to fiscal year 1996 will be subject to approval by the stockholders at the 1996 Annual Meeting of Stockholders. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the annual meeting and such representatives will have an opportunity to make a statement if they so desire. The representatives will also be expected to be available to answer appropriate questions.

        The Board of Directors recommends a vote FOR this proposal.

              OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

              ANNUAL REPORT AND DATE OF RECEIPT OF PROPOSALS

     The Annual Report for the Company's fiscal year ended June 30, 1995, including financial statements, are being furnished with this Proxy Statement to stockholders of record as of November 2, 1995 and is incorporated herein by reference.

     Any stockholder who intends to present a proposal for consideration at the Company's next Annual Meeting of Stockholders and wishes to have the proposal included in the Company's Proxy Statement for that meeting must submit the proposal to the Secretary of the Company no later than June 30, 1996. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

By Order of the Board of Directors,          November  14, 1995
Kevin B. Halter, Jr.
Secretary